UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 31, 2011, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a First Amendment to License Agreement (the “First Amendment”) with Chiva Pharmaceuticals, Inc. (“Chiva”) which amends the License Agreement, effective as of January 6, 2011, between the Company and Chiva (the “License Agreement”). The First Amendment requires that the $500,000 licensing fee owed to Ligand be paid by September 1, 2011, instead of December 31, 2011. In addition, the First Amendment increases the royalty rates which Ligand may potentially receive under the License Agreement. Under the terms of the First Amendment, Ligand would be entitled to 6% of aggregate net sales of products licensed to Chiva under the License Agreement and 9% of aggregate net sales for Pradefovir. In addition, the First Amendment removed the provision from the License Agreement which provided that Ligand could potentially earn a 10% equity position in Chiva in the future as a milestone payment.

The foregoing summary of the material terms of the First Amendment does not purport to be complete and is qualified in its entirety be reference to the First Amendment, a copy of which will be filed with the Securities and Exchange Commission by Ligand on its Quarterly Report on Form 10-Q for the period ending September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 7, 2011	By: Name: Title:	/s/ Charles S. Berkman Charles S. Berkman Vice President, General Counsel and Secretary